UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 17, 2012

TEAM, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-08604	74-1765729
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Hermann Drive
Alvin, Texas 77511
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (281) 331-6154

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate line below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 — CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 — CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the — Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the — Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

The Compensation Committee (“Compensation Committee”) of the Board of Directors of Team, Inc. (the “Company”) approved equity awards to certain officers of the Company pursuant to the Company’s 2006 Stock Incentive Plan, as amended and restated (the “Plan”), that were awarded on October 15, 2012.  The equity awards issued to Named Executive Officers (as set forth in the Company’s proxy statement) were as follows:

Name	Performance–Based Restricted Stock Units (# of RSUs)

Philip J. Hawk	19,003

Name	Restricted Stock Units (# of RSUs)

Ted W. Owen	7,054

Peter W. Wallace	7,054

Arthur F. Victorson	6,021

David C. Palmore	5,565

Under the terms of the performance-based stock unit award, Mr. Hawk will be awarded performance stock units designated as the number of stock units that may be paid out in shares of Company common stock if the Company achieves the annual performance goal(s) over the performance cycle(s) established by the Committee.  Upon achievement of the annual performance goal(s) and the passage of the time vesting requirement, the restrictions on the award to Mr. Hawk will expire in equal annual installments on the first, second, third, fourth, and, if necessary, fifth anniversaries of the Grant Date, unless earlier terminated in accordance with the Plan. In the event an annual performance goal(s) is not achieved within the stated performance cycle(s), the performance goal(s) may be achieved in subsequent performance cycles upon achievement of the cumulative performance goal established by the Committee. Until Company common stock is issued in settlement of the stock units, the grantee will not be deemed for any purpose to be, or have rights as, a Company shareholder.  In the event of a Change of Control (as such term is defined in the Performance-Based Stock Unit Agreement and the Plan) of the Company or in the event of Mr. Hawk’s death, any outstanding performance-based stock units will be accelerated and paid out in Company common stock.

The stock units awarded to Messrs. Owen, Palmore, Victorson and Wallace permit each of them to receive, on predetermined dates upon expiration of applicable restrictions, shares in an amount equal to a specified number of shares of Team common stock.  The restrictions on the awards will expire in equal annual installments on the first, second, third and fourth anniversaries of the Grant Date, unless earlier terminated in accordance with the Plan. Until Company common stock is issued in settlement of the stock units, the grantee will not be deemed for any purpose to be, or have rights as, a Company shareholder.  In the event of a Change of Control (as such term is defined in the Stock Unit Agreement and the Plan) of the Company or in the event of a participant’s death, any outstanding stock units will be accelerated and paid out in Company common stock.

Grants of performance-based restricted stock units and restricted stock units were made pursuant to the Form of Stock Unit Agreement and Form of Performance-Based Stock Unit Agreement, which were filed as Exhibit 99.1 to Team’s Current Report on Form 8-K filed on October 17, 2008 and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Team, Inc.
(Registrant)
Date: October 17, 2012	By:	/s/ André C. Bouchard
André C. Bouchard
Senior Vice President – Administration, General Counsel and Secretary